                                                                      Exhibit 25

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                   ----------

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                     TRUSTEE PURSUANT TO SECTION 305(b) (2)

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

              NOT APPLICABLE                                      94-1347393
    (Jurisdiction of incorporation or                          (I.R.S. Employer
organization if not a U.S. national bank)                    Identification No.)

          420 MONTGOMERY STREET
            SAN FRANCISCO, CA                                       94163
 (Address of principal executive offices)                         (Zip code)

                              WELLS FARGO & COMPANY
                          LAW DEPARTMENT, TRUST SECTION
                                  MAC N9305-172
                         SIXTH AND MARQUETTE, 17TH FLOOR
                              MINNEAPOLIS, MN 55479
                              (agent for services)

                                   ----------

                           MERITAGE HOMES CORPORATION
               (Exact name of obligor as specified in its charter)

                 MARYLAND                                         86-0611231
     (State or other jurisdiction of                           (I.R.S. Employer
      incorporation or organization)                         Identification No.)

    6613 N. SCOTTSDALE RD., SUITE 200
              SCOTTSDALE, AZ                                        85250
 (Address of principal executive offices)                         (Zip code)

                                   ----------

                           6 1/4 SENIOR NOTES DUE 2015
                       (Title of the indenture securities)

================================================================================

Item 1. General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency,
               Treasury Department
               Washington, D.C.  20230

               Federal Deposit Insurance Corporation
               Washington, D.C. 20429

               Federal Reserve Bank of San Francisco
               San Francisco, CA  94120

          (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits.   List below all exhibits filed as a part of this
                             Statement of Eligibility. Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1. A copy of the Articles of Association of the trustee now in effect. *

Exhibit 2. A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 4.   Copy of By-laws of the trustee as now in effect. *

Exhibit 5.   Not applicable.

Exhibit 6.   The consents of United States institutional trustees required by
             Section 321(b) of the Act.

Exhibit 7. Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.   Not applicable.

Exhibit 9.   Not applicable.

* Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the day of 18th day of March, 2005.

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION


                                        /s/ Maddy Hall
                                        --------------------------------------
                                        Name: Maddy Hall
                                        Title: Trust Officer

                                    EXHIBIT 6

March 18, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

                                        Very truly yours,

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION


                                        /s/ Maddy Hall
                                        ----------------------------------------
                                        Maddy Hall
                                        Trust Officer

                       Consolidated Report of Condition of

                      Wells Fargo Bank National Association
               of 101 North Phillips Avenue, Sioux Falls, SD 57104
                     And Foreign and Domestic Subsidiaries,
              at the close of business December 31, 2004, filed in
            accordance with 12 U.S.C. Section 161 for National Banks.

                                                                                        Dollar Amounts
                                                                                          In Millions
                                                                                        --------------
ASSETS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin                                      $ 12,653
   Interest-bearing balances                                                                  3,281
Securities:
   Held-to-maturity securities                                                                    0
   Available-for-sale securities                                                             28,571
Federal funds sold and securities purchased under agreements to resell:
   Federal funds sold in domestic offices                                                     2,544
   Securities purchased under agreements to resell                                            1,114
Loans and lease financing receivables:
   Loans and leases held for sale                                                            33,027
   Loans and leases, net of unearned income                                   246,371
   LESS: Allowance for loan and lease losses                                    2,428
   Loans and leases, net of unearned income and allowance                                   243,943
Trading Assets                                                                                7,177
Premises and fixed assets (including capitalized leases)                                      3,386
Other real estate owned                                                                         134
Investments in unconsolidated subsidiaries and associated companies                             343
Customers' liability to this bank on acceptances outstanding                                    137
Intangible assets
   Goodwill                                                                                   8,614
   Other intangible assets                                                                    8,582
Other assets                                                                                 12,750
                                                                                           --------
Total assets                                                                               $366,256
                                                                                           ========
LIABILITIES
Deposits:
   In domestic offices                                                                     $264,717
      Noninterest-bearing                                                      78,210
      Interest-bearing                                                        186,507
   In foreign offices, Edge and Agreement subsidiaries, and IBFs                             16,987
      Noninterest-bearing                                                           4
      Interest-bearing                                                         16,983
Federal funds purchased and securities sold under agreements to repurchase:
   Federal funds purchased in domestic offices                                               10,533
   Securities sold under agreements to repurchase                                             3,258

                                                                                        Dollar Amounts
                                                                                          In Millions
                                                                                        --------------
Trading liabilities                                                                           4,727
Other borrowed money
   (includes mortgage indebtedness and obligations under
   capitalized leases)                                                                       14,870
Bank's liability on acceptances executed and outstanding                                        137
Subordinated notes and debentures                                                             5,119
Other liabilities                                                                            11,158
                                                                                           --------
Total liabilities                                                                          $331,506

Minority interest in consolidated subsidiaries                                                   55

EQUITY CAPITAL
Perpetual preferred stock and related surplus                                                     0
Common stock                                                                                    520
Surplus (exclude all surplus related to preferred stock)                                     24,521
Retained earnings                                                                             8,976
Accumulated other comprehensive income                                                          678
Other equity capital components                                                                   0
                                                                                           --------
Total equity capital                                                                         34,695
                                                                                           --------
Total liabilities, minority interest, and equity capital                                   $366,256
                                                                                           ========

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.


                                        /s/ Karen B. Martin
                                        ----------------------------------------
                                        Karen B. Martin
                                        Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


/s/ John Stumpf
-------------------------------------
John Stumpf

/s/ Carrie Tolstedt
-------------------------------------
Carrie Tolstedt                         Directors

/s/ Pat Callahan
-------------------------------------
Pat Callahan